UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): 08/10/2010

First Data Corporation

(Exact name of registrant as specified in its charter)

Commission File Number: 001-11073

Delaware	47-0731996
(State or other jurisdiction	(IRS Employer
of incorporation)	Identification No.)

5565 Glenridge Connector, N.E.

Suite 2000

Atlanta, Georgia 30342

(Address of principal executive offices, including zip code)

(404) 890-2000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Definitive Material Agreement

On August 10, 2010, First Data Corporation (the “Company”) entered into an Amendment Agreement (the “Amendment Agreement”) relating to its Credit Agreement, dated as of September 24, 2007, as amended and restated as of September 28, 2007, among First Data Corporation, the several lenders from time to time parties thereto and Credit Suisse AG, Cayman Islands Branch, as administrative agent (the “Credit Agreement”). The Credit Agreement, as amended pursuant to the Amendment Agreement, is referred to herein as the “Amended Credit Agreement.”

Among other things, the Amended Credit Agreement:

(i) will allow for the Company to incur additional secured indebtedness ranking pari passu with or junior to the liens securing the obligations under its senior secured credit facilities or additional unsecured indebtedness (including debt securities) so long as, in each case, among other things, (w) 100% of the net cash proceeds of any such secured or unsecured indebtedness is used to repay term loans or (x) such indebtedness is offered on a pro rata basis to all term loan lenders of a particular class or classes in exchange for a like amount of term loans of such class or classes (and the term loans so exchange are cancelled) or (y) if such indebtedness is secured by a lien junior to the liens securing the obligations under the senior secured credit facilities, the aggregate principal amount shall not exceed $3,500,000,000 at any time and the net cash proceeds of such indebtedness shall be used to redeem or repay senior or senior subordinated notes or (z) the amount available to be borrowed under the uncommitted incremental facilities is reduced by an amount equal to the aggregate principal amount of such indebtedness;

(ii) will exclude from the calculation of consolidated senior secured debt (and hence from the maintenance covenant) certain indebtedness secured by a lien ranking junior to the liens securing the obligations under the senior secured credit facilities; and

(iii) subject to the requirement to make such offers on a pro rata basis to all lenders within a particular class of loans, will allow the Company to agree with individual lenders to extend the maturity of their term loans or revolving commitments, and for the Company to pay increased interest rates or otherwise modify the terms of their loans or revolving commitments in connection with such an extension.

The effectiveness of the Amendment Agreement, including the changes to the Credit Agreement described in the preceding paragraph, is subject to certain conditions, including the Company having issued notes in an aggregate principal amount of not less than $500.0 million with the net cash proceeds thereof being used to prepay a like amount of term loans within 90 days of the date of executing the Amendment Agreement.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment Agreement, filed as Exhibit 10.1 hereto and incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.

10.1	Amendment Agreement, dated as of August 10, 2010, among First Data Corporation, certain of its subsidiaries, certain of the lenders under the Credit Agreement, and Credit Suisse AG, Cayman Islands Branch, as administrative agent, including:

Exhibit A - Marked Pages of Credit Agreement
Exhibit B - Form of First Lien Intercreditor Agreement
Exhibit C - Form of Second Lien Intercreditor Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

First Data Corporation

Date: August 16, 2010	By:	/S/ STANLEY J. ANDERSEN
Stanley J. Andersen
Vice President and Assistant Secretary